Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION

12 April 2012

RECOMMENDED CASH OFFER

FOR

UMECO PLC

BY

CYTEC UK HOLDINGS LIMITED

a wholly-owned subsidiary of

CYTEC INDUSTRIES INC.

(to be effected by way of a scheme of arrangement under Part 26 of the Companies Act 2006)

The boards of Umeco plc (“Umeco”) and Cytec Industries Inc. (“Cytec”) are pleased to announce that they have reached agreement on the terms of a recommended cash offer by Cytec UK Holdings Limited (“Cytec Bidco”), a wholly-owned subsidiary of Cytec, for the entire issued and to be issued share capital of Umeco. It is intended that the Acquisition will be effected by way of a Court-sanctioned scheme of arrangement of Umeco under Part 26 of the Companies Act 2006.

Summary

•

Under the terms of the Acquisition, Umeco Shareholders will be entitled to receive 550 pence in cash for each Umeco Share held at the Reduction Record Time, valuing the entire issued and to be issued share capital of Umeco at approximately £274 million.

•	The consideration of 550 pence in cash for each Umeco Share represents a premium of approximately:

•	46.3 per cent. to the Closing Price of 376 pence per Umeco Share on 11 April 2012, being the last Dealing Day prior to this Announcement;

•	52.2 per cent. to the average Closing Price of approximately 361 pence per Umeco Share for the three month period to 11 April 2012, being the last Dealing Day prior to this Announcement; and

•	61.3 per cent. to the average Closing Price of approximately 341 pence per Umeco Share for the six month period to 11 April 2012, being the last Dealing Day prior to this Announcement.

•

There will be no final dividend payable on the Umeco Shares if the Acquisition is completed. If a dividend on Umeco Shares is declared or is otherwise payable before the Acquisition is completed the Offer Price shall be reduced by the amount of that dividend.

•

The Board of Umeco, which has been so advised by Rothschild and Investec, considers the terms of the Acquisition to be fair and reasonable. In providing financial advice to the Board of Umeco, Rothschild and Investec have taken into account the commercial assessments of the Board of Umeco. Rothschild and Investec are providing the independent financial advice for the purposes of Rule 3 of the Code and Investec is also acting as sole broker to Umeco. Accordingly, the Board of Umeco intends unanimously to recommend that Umeco Shareholders vote in favour of the Scheme at the Court Meeting and the Special Resolution to be proposed at the General Meeting, as those members of the Board of Umeco who hold Umeco Shares have undertaken so to do in respect of their own beneficial holdings of 137,314 Umeco Shares (representing, in aggregate, approximately 0.3 per cent. of the Umeco Shares currently in issue).

•

In addition, Cytec has also received irrevocable undertakings to vote in favour of the Scheme at the Court Meeting and the Special Resolution to be proposed at the General Meeting from BlackRock, Hermes and Aberforth in respect of a total of 14,518,196 Umeco Shares (as at or around the date of this Announcement) representing, in aggregate, approximately 29.9 per cent. of the existing issued share capital of Umeco.

•

As at the date of this Announcement Cytec has therefore received, in aggregate, irrevocable undertakings to vote in favour of the Scheme at the Court Meeting and the Special Resolution to be proposed at the General Meeting in respect of a total of 14,655,510 Umeco Shares (as at or around the date of this Announcement) representing, in aggregate, approximately 30.2 per cent. of the existing issued share capital of Umeco. Further details of these irrevocable undertakings are set out in Appendix III to this Announcement.

•	The Acquisition will be funded using Cytec Bidco’s existing cash resources.

•

It is intended that the Acquisition will be effected by way of a scheme of arrangement of Umeco under Part 26 of the Companies Act 2006. The Scheme will require the approval of Scheme Shareholders and the sanction of the Court. Upon the Scheme becoming effective, it will be binding on all Scheme Shareholders, irrespective of whether they attend or vote at the Court Meeting or the General Meeting (and if they attended and voted, whether or not they voted in favour).

•	Umeco is an international provider of advanced composite materials primarily to the aerospace and defence, wind energy, automotive, recreation and other industrial sectors.

•

Cytec is a global speciality chemicals and materials company focused on developing, manufacturing and selling value-added products. Cytec’s products serve a diverse range of end markets including aerospace composites, structural adhesives, automotive and industrial coatings, electronics, inks, mining and plastics. Cytec operates on a global basis with manufacturing and research facilities located in 14 countries. Cytec is listed on the New York Stock Exchange and, as at the Business Day before this Announcement, has a market capitalisation of approximately US$2.6 billion.

•

Cytec Bidco is a private limited company incorporated in England and Wales which is wholly-owned by Cytec. Cytec Bidco is itself a holding company that owns Cytec’s UK operating company as well as interests in several other Cytec European operating entities.

•

The Board of Cytec believes that the combined operations of Cytec and Umeco will be able to offer customers superior solutions and will be well positioned to capture the substantial growth opportunities in composite materials markets.

•

It is currently anticipated that the Scheme Document (including notices of the Shareholder Meetings) will be posted to Umeco Shareholders and, for information only to participants in the Umeco Share Schemes, as soon as is reasonably practicable and in any event within 28 days of this Announcement and that the Scheme will become effective in the third quarter of 2012, subject to the satisfaction (or, if applicable, waiver) of the Conditions set out in Appendix I to this Announcement. The latest date for the Scheme to become effective and the Acquisition to be completed will be 12 October 2012, or such later date (if any) as Cytec and Umeco may, with the consent of the Panel, agree and (if required) the Court may allow.

Commenting on the Acquisition, Neil Johnson, Non-Executive Chairman of Umeco, said:

“The Board of Umeco believes that the offer from Cytec of 550 pence per Umeco Share is an attractive price for Umeco Shareholders, and represents a valuation that reflects the future growth potential of Umeco whilst providing certainty, in cash, to Umeco Shareholders.”

Commenting on the Acquisition, Shane Fleming, Chairman, President and Chief Executive Officer of Cytec, said:

“We are excited about combining Umeco with Cytec’s existing advanced composites businesses. It greatly improves our presence in the industrial sector, where we see tremendous potential for significant value creation in applications like automotive as customers seek to reduce weight and CO2 emissions. In addition, the Acquisition also enhances our near-term composite capacity while we complete capital investments over the next few years.

This transaction is consistent with our strategy to focus on profitable and growing segments where we can leverage our technological leadership. The acquisition of Umeco will provide us with additional scale, a dedicated supply chain well-tailored to the needs of the high performance industrial sector and application development capabilities that will help us respond quickly and effectively to customers’ needs.

This transaction is an important step forward as we position Cytec with an industry-leading portfolio of growth businesses by focusing on our engineered materials, in process separation and additive technology segments. We will continue to build on our recent success in capturing new business and penetrating the market with our advanced technology solutions as we seek to deliver enhanced value to our stakeholders.”

Barclays is acting as sole financial adviser and corporate broker to Cytec and Cytec Bidco.

Rothschild is acting as joint financial adviser to Umeco. Investec is acting as joint financial adviser and sole corporate broker to Umeco.

This summary should be read in conjunction with, and is subject to, the full text of this Announcement. In particular, the Acquisition is subject to Conditions and further terms set out in Appendix I to this Announcement and the terms and conditions to be set out in the Scheme Document and Forms of Proxy. The sources of information and bases of calculation in respect of certain financial information contained in this Announcement are set out in Appendix II to this Announcement. A summary of the irrevocable undertakings given by the Umeco Directors and the irrevocable undertakings given by certain other Umeco Shareholders is contained in Appendix III to this Announcement. Certain capitalised terms used in this Announcement are defined in Appendix IV.

There will be a Cytec investors and analysts conference call which will start promptly at 8:30 a.m. ET / 1:30 p.m. BST today.

Interested parties may listen to the conference call by dialling the following numbers:

US (toll free):	+1 888 894 3692
International:	+1 706 902 4297
Access Code:	70797108

A live webcast of the conference call may be accessed through the Investor Relations section on Cytec’s website at www.cytec.com.

A presentation will be made available shortly before the conference call via the Investor Relations section on Cytec’s website.

The replay will be available for three weeks, two hours after the conclusion of the call at www.cytec.com.

Enquiries:

Cytec and Cytec Bidco	+1 973 357 3283
Jodi Allen, Investor Relations

Barclays (sole financial adviser and corporate broker to Cytec and Cytec Bidco)	+44 (0) 20 7623 2323
Mark Warham
David Whiteley
Jon Bathard-Smith (Corporate Broking)

Umeco	+44 (0) 1926 331800
Andrew Moss
Steve Bowers

Rothschild (joint financial adviser to Umeco)	+44 (0) 20 7280 5000
Paul Simpson
Stuart Vincent
Alistair Allen

Investec (joint financial adviser and sole corporate broker to Umeco)	+44 (0) 20 7597 5000
Chris Treneman
James Rudd

Hudson Sandler (public relations adviser to Umeco)	+44 (0) 20 7796 4133
Andrew Hayes
Andrew Leach

IMPORTANT NOTICE

Barclays, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for Cytec and Cytec Bidco and no one else in connection with the Acquisition and other matters referred to in this Announcement and the Scheme Document and will not be responsible to any person other than Cytec and Cytec Bidco for providing the protections afforded to clients of Barclays nor for giving advice in relation to the Acquisition or any other matter or arrangement referred to in this Announcement.

Rothschild, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for Umeco and no one else in connection with the Acquisition and other matters referred to in this Announcement and the Scheme Document and will not be responsible to any person other than Umeco for providing the protections afforded to clients of Rothschild nor for giving advice in relation to the Acquisition or any other matter or arrangement referred to in this Announcement.

Investec, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for Umeco and no one else in connection with the Acquisition and other matters referred to in this Announcement and the Scheme Document and will not be responsible to any person other than Umeco for providing the protections afforded to clients of Investec nor for giving advice in relation to the Acquisition or any other matter or arrangement referred to in this Announcement.

This Announcement is for information purposes only and is not intended to and does not constitute or form part of an offer to sell or subscribe for or any invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise. The Acquisition will be made solely through the Scheme Document and the accompanying Forms of Proxy, which will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Acquisition. Any approval, decision or other response to the Acquisition should be made only on the basis of the information in the Scheme Document. Scheme Shareholders are strongly advised to read the formal documentation in relation to the Acquisition once it has been dispatched. It is expected that the Scheme Document (including notices of the Shareholder Meetings) together with the relevant Forms of Proxy, will be posted to Umeco Shareholders as soon as is reasonably practicable and in any event within 28 days of this Announcement, unless otherwise agreed with the Panel.

The release, publication or distribution of this Announcement in jurisdictions other than the United Kingdom may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom should inform themselves about, and observe, any applicable requirements. Any failure to comply with the restrictions may constitute a violation of the securities laws of any such jurisdiction. This Announcement does not constitute an offer or an invitation to purchase or subscribe for any securities or a solicitation of an offer to buy any securities pursuant to this Announcement or otherwise in any jurisdiction in which such offer or solicitation is unlawful. This Announcement has been prepared for the purposes of complying with the laws of England and Wales and the Code and the information disclosed may not be the same as that which would have been disclosed if this document had been prepared in accordance with the laws of any jurisdiction outside England and Wales.

The statements contained in this Announcement are made as at the date of this Announcement, unless some other time is specified in relation to them, and service of this Announcement shall not give rise to any implication that there has been no change in the facts set forth in this document since such date. Nothing contained in this document shall be deemed to be a forecast, projection or estimate of the future financial performance of Umeco or the Umeco Group or Cytec or the Cytec Group except where otherwise stated.

OVERSEAS SHAREHOLDERS

This Announcement has been prepared for the purposes of complying with English law, the Listing Rules and the Code. The Acquisition relates to shares of a UK company and is proposed to be effected by means of a scheme of arrangement under the laws of England and Wales. A transaction effected by means of a scheme of arrangement is not subject to the proxy solicitation or tender offer rules under the US Securities Exchange Act of 1934. Accordingly, the Scheme is subject to the disclosure requirements, rules and practices applicable in the United Kingdom to schemes of arrangement, which differ from the requirements of the US proxy solicitation and tender offer rules or the laws of other jurisdictions outside England.

Cytec reserves the right to elect, with the consent of the Panel, to implement the Acquisition by way of a Takeover Offer. In such event, the Takeover Offer will be implemented on substantially the same terms, subject to appropriate amendments, as those which would apply to the Acquisition. However, if Cytec were to elect to implement the Acquisition by way of a Takeover Offer, such Takeover Offer will be made in compliance with all applicable laws and regulations, including the US tender offer rules, to the extent applicable.

Unless otherwise agreed by Cytec and Umeco, or required by the Code, and permitted by applicable law and regulation, the Acquisition will not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction, and no person may vote in favour of the Scheme by any such use, means, instrumentality or form within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of this Announcement and all documents relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction, and persons receiving this Announcement and all documents relating to the Acquisition (including custodians, nominees and trustees) must not mail or otherwise distribute or send them in, into or from such jurisdictions where to do so would violate the laws in that jurisdiction.

The availability of the Acquisition to Umeco Shareholders who are not resident in the United Kingdom may be affected by the laws of the relevant jurisdictions in which they are resident. Persons who are not resident in the United Kingdom should inform themselves of, and observe, any applicable requirements.

Further details in relation to overseas Umeco Shareholders will be contained in the Scheme Document.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Announcement may contain certain “forward-looking statements” (including “forward-looking statements” within the meaning of the US Private Securities Litigation Reform Act of 1995) with respect to the financial condition, results of operations and business of Umeco or Cytec and certain plans and objectives of the boards of Umeco and Cytec. All statements other than statements of historical or current facts included in this Announcement may constitute forward-looking statements. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “will”, “may”, “should”, “would”, “could” or other words or terms of similar meaning. Forward-looking statements include statements relating to the following: (i) future capital expenditures, expenses, revenues, earnings, synergies, economic performance, indebtedness, financial condition, dividend policy, losses and future prospects; (ii) business and management strategies and the expansion and growth of Cytec’s or Umeco’s operations and potential synergies resulting from the Acquisition; and (iii) the effects of government regulation on Cytec’s or Umeco’s business.

These statements are based on assumptions and assessments made by the boards of Umeco and Cytec in the light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. By their nature, forward-looking statements involve risk and uncertainty and the factors described in the context of such forward-looking statements in this Announcement could cause actual results and developments to differ materially from those expressed in or implied by such forward-looking statements. These forward-looking statements are not guarantees of future financial performance. Except as expressly provided in this Announcement, they have not been reviewed by the auditors of Umeco or Cytec. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions. Many factors could cause actual results to differ materially from those projected or implied in any forward-looking statements. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. All subsequent oral or written forward-looking statements attributable to Umeco or Cytec or any of their respective members, directors, officers or employees or any persons acting on their behalf are expressly qualified in their entirety by the cautionary statement above. Should one or more of these risks or uncertainties materialise, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this Announcement. Umeco and Cytec assume no obligation to update or correct the information contained in this Announcement except as required by applicable law.

DEALING AND OPENING POSITION DISCLOSURE REQUIREMENTS OF THE CODE

Under Rule 8.3(a) of the Code, any person who is interested in one per cent. or more of any class of relevant securities of an offeree company or of any paper offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any paper offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any paper offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3:30 p.m. (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3:30 p.m. (London time) on the 10th business day following the announcement in which any paper offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a paper offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in one per cent. or more of any class of relevant securities of the offeree company or of any paper offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any paper offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any paper offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3:30 p.m. (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a paper offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

MARKET PURCHASES

In accordance with normal UK market practice, Cytec Bidco or its nominees or brokers (acting as agents) may from time to time make certain purchases of, or arrangements to purchase, Umeco Shares outside the United States, other than pursuant to the Scheme, prior to the Effective Date. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases will be disclosed as required in the UK.

INFORMATION RELATING TO UMECO SHAREHOLDERS

Please be aware that addresses, electronic addresses and certain information provided by Umeco Shareholders, persons with information rights and other relevant persons for the receipt of communications from Umeco may be provided to Cytec during the Offer Period as required under Section 4 of Appendix 4 of the Code.

PUBLICATION ON WEBSITE AND AVAILABILITY OF HARD COPIES

A copy of this Announcement will be available free of charge, subject to certain restrictions relating to persons resident in Restricted Jurisdictions, on Cytec’s and Umeco’s websites at www.cytec.com and www.umeco.com, respectively, by no later than 12:00 p.m. on the Business Day following this Announcement. Neither the contents of Cytec’s website, of Umeco’s website nor of any other website accessible from hyperlinks on either Cytec’s or Umeco’s website, is incorporated into or forms part of this Announcement.

You may request a hard copy of this Announcement (and any information incorporated by reference in this Announcement) by contacting Carlton Nelson at Investec during business hours on +44 (0) 20 7597 5000 or by submitting a request in writing to Carlton Nelson at Investec Bank plc, 2 Gresham Street, London EC2V 7QP. It is important that you note that unless you make such a request, a hard copy of this Announcement and any such information incorporated by reference in it will not be sent to you. You may also request that all future documents, announcements and information to be sent to you in relation to the Acquisition should be in hard copy form.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION

12 April 2012

RECOMMENDED CASH OFFER

FOR

UMECO PLC

BY

CYTEC UK HOLDINGS LIMITED

a wholly-owned subsidiary of

CYTEC INDUSTRIES INC.

(to be effected by way of a scheme of arrangement under Part 26 of the Companies Act 2006)

1.	Introduction

The Boards of Umeco and Cytec are pleased to announce that they have reached agreement on the terms of a recommended cash offer by Cytec Bidco, a wholly owned subsidiary of Cytec, for the entire issued and to be issued share capital of Umeco.

It is intended that the Acquisition will be effected by way of a Court-sanctioned scheme of arrangement of Umeco under Part 26 of the Companies Act 2006. The terms of the Acquisition value each Umeco Share at 550 pence and the entire issued and to be issued share capital of Umeco at approximately £274 million.

2.	Summary of the terms of the Acquisition

The Scheme will be subject to the satisfaction (or, if applicable, waiver) of the Conditions set out in Appendix I to this Announcement and the full terms and conditions that will be set out in the Scheme Document.

If the Scheme becomes effective in accordance with its terms, the Umeco Shares will be cancelled and Umeco Shareholders holding Umeco Shares at the Reduction Record Time will be entitled to receive:

for each Umeco Share	550 pence in cash

The consideration of 550 pence in cash for each Umeco Share represents a premium of approximately:

•	46.3 per cent. to the Closing Price of 376 pence per Umeco Share on 11 April 2012, being the last Dealing Day prior to this Announcement;

•	52.2 per cent. to the average Closing Price of approximately 361 pence per Umeco Share for the three month period to 11 April 2012, being the last Dealing Day prior to this Announcement; and

•	61.3 per cent. to the average Closing Price of approximately 341 pence per Umeco Share for the six month period to 11 April 2012, being the last Dealing Day prior to this Announcement.

There will be no final dividend payable on Umeco Shares if the Acquisition is completed. If a dividend on Umeco Shares is declared or is otherwise payable before the Acquisition is completed the Offer Price shall be reduced by the amount of that dividend.

3.	Background to, and reasons for, the Acquisition

The Board of Cytec believes the addition of Umeco’s business will allow Cytec to further enhance and leverage its position as a technology leader in advanced composite materials. Umeco’s business will expand Cytec’s presence in the aerospace sector and provide a significant position in non-aerospace sectors, both of which will provide significant growth opportunities in advanced materials.

The Acquisition is consistent with Cytec’s strategy to focus on profitable and growing segments where it can leverage its technological leadership. The Board of Cytec believes the acquisition of Umeco will provide Cytec with additional scale, a dedicated supply chain well-tailored to the needs of the high performance industrial sector and application development capabilities that will help it respond quickly and effectively to customers’ needs.

The Acquisition is expected to be immediately accretive to Cytec’s earnings per share and it will extend Cytec’s portfolio of products, add new revenue streams, enhance production capacity and enable the combined company to leverage its strong customer relationships and partner network to expand distribution worldwide. Year one targeted synergies in raw materials, administrative areas and increasing aerospace revenue from added capacity are approximately US$15 million with additional synergies to be evaluated after closing. The estimated earnings per share accretion for the remainder of 2012 in respect of Cytec’s issued shares is approximately US$0.20 per share and full year 2013 is estimated at approximately US$0.65 per share including synergies.*

Upon completion of the Acquisition, Cytec will organise the combined assets in two separate reporting segments. Umeco’s advanced materials business will be integrated into a newly created High Performance Industrial Materials (“HPIM”) segment that will focus on industrial and process materials growth segments. Cytec’s Engineered Materials (“CEM”) segment will continue to focus on aerospace growth opportunities.

*	These statements should not be interpreted to mean that earnings per share will necessarily be greater than in 2011.

4.	Background to, and reasons for, recommending the Acquisition

Following the disposal of Pattonair, Umeco’s Supply Chain business, in July 2011, Umeco has been focused on its advanced composites business, which principally serves the aerospace and defence, wind energy, automotive, recreation and other industrial segments. Umeco’s focus within these end markets is those segments with underlying long term growth prospects, coupled with a propensity to switch to lighter weight high strength advanced composite materials driven by structural factors such as environmental regulation, rising fuel costs and safety considerations.

Following the good progress Umeco has made with the execution of its growth strategy, the Board of Umeco received an initial approach from Cytec regarding a potential acquisition of Umeco. Following a number of subsequent discussions with Cytec, an enhanced proposal was received on 30 March 2012. During this time the Board of Umeco, in consultation with its advisors, has given careful consideration to the fundamental value of the business, taking into account Umeco’s prospects in the growing global advanced composites market. The Board of Umeco believes that the offer from Cytec is at a level which represents an attractive value for Umeco as well as providing an opportunity for Umeco Shareholders to realise the value of their entire investment in cash. Accordingly, the Board of Umeco intends to recommend that Umeco Shareholders vote in favour of the Scheme.

In arriving at their decision to recommend the Acquisition, the Board of Umeco has taken into account that the terms of the Acquisition represent a significant premium to Umeco’s share price immediately prior to this Announcement and to the average share price for the preceding three and six month periods, as detailed in paragraph 2 above.

Cytec is focused on continuing to develop its product and applications technologies in the composites market. Accordingly, Cytec understands the strategic value in creating a larger advanced composites offering in the industrial applications segment, building on the success of the Umeco business which has been developed to date.

The Acquisition will therefore provide significant opportunities for the Umeco Group to expand its offering in the rapidly growing industrial markets for advanced composite materials through leveraging its customer service excellence, know-how and the combined entity’s leading technologies within existing and new customer relationships.

5.	Recommendation

The Board of Umeco, which has been so advised by Rothschild and Investec, considers the terms of the Acquisition to be fair and reasonable. In providing financial advice to the Board of Umeco, Rothschild and Investec have taken into account the commercial assessments of the Board of Umeco. Rothschild and Investec are providing the independent financial advice for the purposes of Rule 3 of the Code and Investec is also acting as sole corporate broker to Umeco.

Accordingly, the Board of Umeco intends unanimously to recommend that Umeco Shareholders vote in favour of the Scheme at the Court Meeting and the Special Resolution to be proposed at the General Meeting to facilitate the implementation of the Scheme, as those members of the Board of Umeco who hold Umeco Shares have undertaken so to do in respect of their own beneficial holdings of 137,314 Umeco Shares (representing, in aggregate, approximately 0.3 per cent. of the Umeco Shares currently in issue).

6.	Management, employees and locations of the Umeco Group

Cytec has assured the Board of Umeco that, upon the Scheme becoming effective, the existing employment rights, including pension rights, of the management and employees of the Umeco Group will be safeguarded.

It is intended that upon the Scheme becoming effective, the Chief Executive, Finance Director and each of the Non-executive Directors of Umeco will each resign from their office as a director of Umeco and, in respect of the Chief Executive and Finance Director, that they will resign as employees of Umeco. They will each receive compensation in line with their legal rights and the provisions of their respective service contracts or letters of appointment.

Discussions between Cytec and Umeco’s senior management in relation to any specific ongoing roles to be assigned to them in the enlarged group (following the Scheme becoming effective), and their ongoing terms of employment, may take place before the Acquisition has completed.

Cytec attaches great importance to the skills, experience and knowledge of the existing management and employees of the Umeco Group, who have contributed to Umeco’s success to date.

Whilst no detailed analysis has been undertaken, nor any firm opinions formed, the process of integration will likely include the closure of Umeco’s head office in the UK and may (subject to any applicable consultation process) result in a marginal reduction of headcount of Umeco, when the business is combined with Cytec, and the possible redeployment of certain of the fixed assets of Umeco and/or Cytec. Cytec intends that the enlarged group will, nevertheless, seek to maintain an appropriately sized employee base in order to execute its growth plans whilst seeking to avoid unnecessary overlap with Cytec’s existing activities.

7.	Irrevocable undertakings

Cytec has received irrevocable undertakings, inter alia, to vote in favour of the Scheme at the Court Meeting and the Special Resolution to be proposed at the General Meeting in respect of a total of 14,655,510 Umeco Shares (as at or around the date of this Announcement), representing, in aggregate, approximately 30.2 per cent. of the existing issued share capital of Umeco.

Further details of these irrevocable undertakings (including further details of the circumstances in which they will lapse) are set out in Appendix III to this Announcement.

8.	Information on Umeco

Umeco is an international provider of advanced composite materials primarily to the aerospace and defence, wind energy, automotive, recreation and other industrial segments. Following its incorporation in 1917, Umeco traded as a motor vehicle distributor in the south of England for many years before acquiring various businesses involved in the electrical and marine industries. In 1983, Umeco made its first entry into the aerospace sector when it acquired Fluid Transfer Limited, a manufacturer of aircraft refuelling equipment. This was followed in 1987 by the acquisition of Pattonair International Limited (subsequently renamed Pattonair Limited), a specialist distributor of components to the aerospace sector. With a developing specialisation in the aerospace sector, the businesses involved in other industrial sectors were gradually divested. In 1994, Umeco was admitted to trading on the London Stock Exchange. In 1997 Umeco acquired its first composite materials business and followed this with a series of acquisitions which formed the basis of the composites division. In 2011, Umeco sold the Pattonair business and therefore its business now comprises a focused composites business operating through two business streams: Structural Materials and Process Materials.

Structural Materials

The Structural Materials business develops, manufactures and supplies high performance advanced composite materials. Structural Materials specialises in the manufacture of high performance composite materials for a diverse range of industries such as aerospace, marine, motor sport, automotive, construction, wind energy and leisure sports and has manufacturing operations in the UK, Germany and the US, and distributes its products worldwide. Customers include Boeing, Airbus, manufacturers of high performance supercars and Formula 1 teams.

Process Materials

The Process Materials business develops, manufactures and supplies vacuum bagging materials to the composites industry and other markets, providing a wide range of materials and technical support to a growing number of international customers. Process Materials has manufacturing operations in Italy and France, a joint-venture manufacturing operation in China, and has value-added distribution facilities in the UK and the US. It has a global distribution network. Customers include Airbus, Boeing and manufacturers of wind turbine blades.

Summarised financial information*

In its financial year to 31 March 2011, Umeco generated revenue of £207.4m (2010: £174.8m), adjusted profit before tax of £16.4m (2010: £13.0m) and adjusted earnings per share of 24.6 pence (2010: 17.9 pence). Total dividends of 18.25 pence (2010: 17.50 pence) were paid.

For the six months to 30 September 2011, Umeco generated revenue of £105.7m (2010: £98.5m), adjusted profit before tax of £8.3m (2010: £7.7m) and adjusted earnings per share of 11.4 pence (2010: 11.4 pence). An interim dividend of 4.0 pence per share (2010: 6.75 pence) was declared and was paid to shareholders on 10 February 2012.

*	Continuing operations only (excluding Pattonair).

9.	Information on Cytec and Cytec Bidco

Cytec

Cytec is a global speciality chemicals and materials company focused on developing, manufacturing and selling value-added products. Cytec’s products serve a diverse range of end uses including aerospace composites, structural adhesives, automotive and industrial coatings, electronics, inks, mining and plastics. Cytec operates on a global basis with manufacturing and research facilities located in 14 countries. Cytec is listed on the New York Stock Exchange and has, as at the Business Day before the date of this Announcement, a market capitalisation of approximately US$2.6 billion.

Cytec Bidco

Cytec Bidco is a private limited company incorporated in England and Wales which is an indirect wholly-owned subsidiary of Cytec. Cytec Bidco is itself a holding company that owns Cytec’s UK operating company as well as interests in several other Cytec European operating entities. Further details of Cytec Bidco will be contained in the Scheme Document.

10.	Offer-related arrangements

Umeco and Cytec entered into an agreement on 21 February 2012 (the “Confidentiality Agreement”) pursuant to which, amongst other things, Cytec has undertaken to (i) keep confidential certain non-public information it receives relating to the Umeco Group, (ii) use such information solely for the purpose of evaluating a possible offer for Umeco, and (iii) not to disclose such information to third parties (other than certain permitted disclosees) unless required by law, regulation, a court of competent jurisdiction or any governmental or competent regulatory authority.

Cytec has further undertaken that subject to certain limited exclusions, during the period of 12 months from the date of the Confidentiality Agreement, it will not directly or indirectly solicit, endeavour to entice away or offer to employ or to enter into any contract for services with any person who is (i) a director, company secretary, president, vice-president, general manager or a person with a similar level of responsibility, of any member of the Umeco Group or (ii) working for any member of the Umeco Group (whether as an employee or consultant or independent contractor) and who has been directly engaged in discussions regarding the Acquisition.

11.	Financing arrangements for the Acquisition

The cash consideration payable under the terms of the Acquisition will be funded using Cytec Bidco’s existing cash resources. Further information on the financing of the Acquisition will be set out in the Scheme Document.

12.	Cash confirmation

Barclays, financial adviser to Cytec and Cytec Bidco, has confirmed that it is satisfied that sufficient financial resources are available to Cytec Bidco to enable it to satisfy, in full, the cash consideration payable to Umeco Shareholders under the terms of the Acquisition.

13.	Umeco Share Schemes

Participants in the Umeco Share Schemes will be contacted separately regarding the effect of the Acquisition on their rights under the Umeco Share Schemes and appropriate proposals will be made to such persons in due course.

The Acquisition will extend to any Umeco Shares which are unconditionally allotted or issued before the Reduction Record Time as a result of the exercise of existing options or the vesting of awards under the Umeco Share Schemes.

It is proposed to amend the articles of association of Umeco at the General Meeting to provide that, if the Scheme becomes effective, any Umeco Shares issued (other than to Cytec Bidco or subsidiaries or nominees of Cytec) between approval of the Scheme at the Court Meeting and the Reduction Record Time will be subject to the Scheme and that any Umeco Shares issued after the Reduction Record Time will automatically be acquired by Cytec Bidco in exchange for cash as described in paragraph 2 above on the same basis as under the Scheme. Consequently, participants in the Umeco Share Schemes whose rights to receive Umeco Shares under awards that vest after the Reduction Record Time will receive cash as described in paragraph 2 above.

14.	Disclosure of interests

Cytec confirms that it is making on the date of this Announcement an Opening Position Disclosure, setting out the details required to be disclosed by it under Rule 8.1(a) of the Code.

As at the close of business on 11 April 2012, being the last practicable date prior to the publication of this Announcement, save as set out in Cytec’s Opening Position Disclosure as referred to above and save for the irrevocable undertakings referred to in paragraph 7 above and set out in Appendix III to this Announcement, none of Cytec or Cytec Bidco or any of their directors or any of their partners or, so far as the Cytec Directors are aware, any person acting, or deemed to be acting, in concert with Cytec or Cytec Bidco:

•	had an interest in, or right to subscribe for, relevant securities of Umeco;

•

had any short position in (whether conditional or absolute and whether in the money or otherwise), including any short position under a derivative, any agreement to sell or any delivery obligation or right to require another person to purchase or take delivery of, relevant securities of Umeco;

•	had procured an irrevocable commitment or letter of intent to accept or vote in favour of the Acquisition in respect of relevant securities of Umeco; or

•	had borrowed or lent any Umeco Shares.

Furthermore, no arrangement exists with Cytec or Cytec Bidco or any person acting in concert with Cytec or Cytec Bidco in relation to Umeco Shares. For these purposes, an “arrangement” includes any indemnity or option arrangement, any agreement or any understanding, formal or informal, of whatever nature, relating to Umeco Shares which may be an inducement to deal or refrain from dealing in such securities.

15.	Structure of the Acquisition

It is intended that the Acquisition will be effected by way of a Court-sanctioned scheme of arrangement under Part 26 of the Companies Act 2006. The Scheme is an arrangement between Umeco and the Scheme Shareholders and is subject to the approval of the Court.

The purpose of the Scheme is to provide for Cytec Bidco to become the holder of the entire issued and to be issued ordinary share capital of Umeco. This is to be achieved by the cancellation of the Scheme Shares and the application of the reserve arising from such cancellation in paying up in full a number of new shares in Umeco (which is equal, in nominal value, to the number of Scheme Shares cancelled) and issuing them to Cytec Bidco, in consideration of which the Scheme Shareholders will receive cash consideration on the basis set out in paragraph 2 of this Announcement.

The implementation of the Scheme will be subject to the Conditions and certain further terms referred to in Appendix I to this Announcement and to be included in the Scheme Document. The Conditions in paragraph A of Appendix I to this Announcement provide that the Acquisition will lapse if:

•	certain competition clearances are not obtained; or

•	the Scheme does not become effective by 12 October 2012 (or such later date as may be agreed between Cytec and Umeco, with the consent of the Panel).

In particular, to become effective, the Scheme requires the approval of Scheme Shareholders by the passing of a special resolution at the Court Meeting. The resolution must be approved by a majority in number present and voting at the Court Meeting, either in person or by proxy, representing not less than 75 per cent. in value of the Scheme Shares which are voted at the Court Meeting (or any adjournment thereof).

In addition, to become effective, the Scheme also requires the passing at the General Meeting of a resolution to approve the Capital Reduction, certain amendments to Umeco’s articles of association and such other resolutions that may be necessary to implement the Scheme. This resolution requires the approval of Umeco Shareholders representing at least 75 per cent. of the votes cast at the General Meeting, which will be held immediately after the Court Meeting has been concluded or adjourned.

Once the necessary approvals of Umeco Shareholders have been obtained, and the other Conditions have been satisfied or (where applicable) waived, the Scheme must be sanctioned and the Capital Reduction confirmed by the Court. The Scheme will only become effective upon delivery to the Registrar of Companies of a copy of the order of the Court sanctioning the Scheme and the Statement of Capital attached to it.

Upon the Scheme becoming effective, it will be binding on all Scheme Shareholders, irrespective of whether or not they attended or voted at the Court Meeting or the General Meeting (and, if they attended and voted, whether or not they voted in favour). It is currently anticipated that the Scheme will become effective in the third quarter of 2012, subject to satisfaction or (where applicable) waiver of the Conditions.

The new ordinary shares in Umeco to be issued to Cytec Bidco pursuant to the Scheme will be issued fully paid and free from all liens, charges, equities, encumbrances, rights of pre-emption and any other interests of any nature whatsoever and together with all rights attaching thereto, including voting rights and the rights to receive and retain in full all dividends and other distributions declared, made or paid in or after the date of their issue.

Further details of the Scheme, including the expected timetable of the Scheme and how the Scheme Shareholders may participate in the Court Meeting and General Meeting, will be contained in the Scheme Document.

16.	Overseas Shareholders

The availability of the Acquisition or distribution of this Announcement to persons not resident in the United Kingdom may be prohibited or affected by the laws or regulations of their relevant jurisdiction. Such persons should inform themselves about, and observe, any applicable legal or regulatory requirements of their jurisdiction. Further details in relation to Overseas Shareholders will be contained in the Scheme Document.

17.	De-listing

An application will be made to the UK Listing Authority to cancel the listing of the Umeco Shares on the Official List and the London Stock Exchange will be requested to cancel trading of Umeco Shares on the Main Market of the London Stock Exchange upon or shortly after the Effective Date. The last day of dealings in Umeco Shares on the Main Market of the London Stock Exchange is expected to be the Business Day immediately prior to the Scheme Court Hearing and no transfers will be registered after 6:00 p.m. on that date.

On the Effective Date, Umeco will become a wholly-owned subsidiary of Cytec Bidco and share certificates in respect of Umeco Shares will cease to be valid and should be destroyed. In addition, entitlements to Umeco Shares held within the CREST system will be cancelled on the Effective Date.

It is also proposed that, on or shortly after the Effective Date, Umeco will be re-registered as a private limited company.

18.	Anticipated timetable

Umeco currently anticipates that:

•

it will publish and despatch the Scheme Document (including notices of the Shareholder Meetings) to Umeco Shareholders and, for information only, to participants in the Umeco Share Schemes as soon as is reasonably practicable and in any event within 28 days of the date of this Announcement (or such later date as may be agreed by the Panel);

•	the Scheme will become effective in the third quarter of 2012, subject to the satisfaction (or, if applicable, waiver) of the Conditions set out in Appendix I to this Announcement; and

•

the Long Stop Date for the Scheme to become effective and the Acquisition to be completed will be 12 October 2012, or such later date (if any) as Cytec and Umeco may, with the consent of the Panel, agree and (if required) the Court may allow.

The timing of events which relate to the implementation of the Acquisition is, however, subject to the approval of the Court and is therefore subject to change. Further details of the Scheme, including the expected timetable of the Scheme and how the Scheme Shareholders may participate in the Court Meeting and General Meeting, will be contained in the Scheme Document.

19.	Documents on display

Copies of the following documents will be made available on Umeco’s and Cytec’s websites at www.umeco.com and www.cytec.com respectively by no later than 12:00 p.m. (London time) on the Business Day following this Announcement until the end of the Offer Period:

•	this Announcement;

•	the irrevocable undertakings referred to in paragraph 7 above and described in Appendix III to this Announcement; and

•	the Confidentiality Agreement referred to in paragraph 10 above.

20.	Umeco issued share capital

In accordance with Rule 2.10 of the Code, Umeco confirms that as at the close of business on 11 April 2012, being the last Business Day prior to this Announcement, there were 48,489,133 Umeco Shares (ISIN GB0009116079) in issue.

21.	General

The Acquisition will be made on the terms and subject to the conditions and further terms set out herein and in Appendix I to this Announcement and the further terms and conditions set out in the Scheme Document and Forms of Proxy when issued. The bases and sources of certain financial information contained in this Announcement are set out in Appendix II to this Announcement. A summary of the irrevocable undertakings given by the Umeco Directors and the irrevocable undertakings given by certain other Umeco Shareholders is contained in Appendix III to this Announcement. Certain capitalised terms used in this Announcement are defined in Appendix IV to this Announcement.

The Acquisition will be subject to the applicable requirements of the Code, the Panel, the London Stock Exchange and the Financial Services Authority.

Cytec reserves the right to elect, with the consent of the Panel, to implement the Acquisition by way of a Takeover Offer for the entire issued and to be issued share capital of Umeco not already held by Cytec Bidco as an alternative to the Scheme. In such an event a Takeover Offer will be implemented on the same terms (subject to appropriate amendments), so far as applicable, as those which would apply to the Scheme and subject to the amendment referred to in paragraph 6 of Part B of Appendix I to this Announcement.

If the Acquisition is effected by way of a Takeover Offer and such offer becomes or is declared unconditional in all respects and sufficient acceptances are received in respect of such offer, Cytec Bidco intends to: (i) make an application to the UK Listing Authority to cancel listing of the Umeco Shares on the Official List and request the London Stock Exchange to cancel trading of Umeco Shares on the Main Market; and (ii) exercise its rights (to the extent such rights are available) to apply the provisions of Chapter 3 of Part 28 of the Companies Act 2006 to acquire compulsorily the remaining Umeco Shares in respect of which such offer has not been accepted.

Barclays has given and has not withdrawn its written consent to the issue of this Announcement with the inclusion herein of the references to its name in the form and context in which it appears.

Rothschild has given and has not withdrawn its written consent to the issue of this Announcement with the inclusion herein of the references to its name in the form and context in which it appears.

Investec has given and has not withdrawn its written consent to the issue of this Announcement with the inclusion herein of the references to its name in the form and context in which it appears.

22.	Investor and Analyst Presentation

There will be a Cytec investors and analysts conference call which will start promptly at 8:30 a.m. ET / 1:30 p.m. BST today.

Interested parties may listen to the conference call by dialling the following numbers:

US (toll free):    +1 888 894 3692

International:     +1 706 902 4297

Access Code:     70797108

A live webcast of the conference call may be accessed through the Investor Relations section on Cytec’s website at www.cytec.com.

A presentation will be made available shortly before the conference call via the Investor Relations section on Cytec’s website.

The replay will be available for three weeks, two hours after the conclusion of the call at www.cytec.com.

Enquiries:

Cytec and Cytec Bidco	+1 973 357 3283
Jodi Allen, Investor Relations

Barclays (sole financial adviser and corporate broker to Cytec and Cytec Bidco)	+44 (0) 20 7623 2323
Mark Warham
David Whiteley
Jon Bathard-Smith (Corporate Broking)

Umeco	+44 (0) 1926 331800
Andrew Moss
Steve Bowers

Rothschild (joint financial adviser to Umeco)	+44 (0) 20 7280 5000
Paul Simpson
Stuart Vincent
Alistair Allen

Investec (joint financial adviser and corporate broker to Umeco)	+44 (0) 20 7597 5000
Chris Treneman
James Rudd

Hudson Sandler (public relations adviser to Umeco)	+44 (0) 20 7796 4133
Andrew Hayes
Andrew Leach

IMPORTANT NOTICE

Barclays, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for Cytec and Cytec Bidco and no one else in connection with the Acquisition and other matters referred to in this Announcement and the Scheme Document and will not be responsible to any person other than Cytec and Cytec Bidco for providing the protections afforded to clients of Barclays nor for giving advice in relation to the Acquisition or any other matter or arrangement referred to in this Announcement.

Rothschild, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for Umeco and no one else in connection with the Acquisition and other matters referred to in this Announcement and the Scheme Document and will not be responsible to any person other than Umeco for providing the protections afforded to clients of Rothschild nor for giving advice in relation to the Acquisition or any other matter or arrangement referred to in this Announcement.

Investec, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for Umeco and no one else in connection with the Acquisition and other matters referred to in this Announcement and the Scheme Document and will not be responsible to any person other than Umeco for providing the protections afforded to clients of Investec nor for giving advice in relation to the Acquisition or any other matter or arrangement referred to in this Announcement.

This Announcement is for information purposes only and is not intended to and does not constitute or form part of an offer to sell or subscribe for or any invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise. The Acquisition will be made solely through the Scheme Document and the accompanying Forms of Proxy, which will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Acquisition. Any approval, decision or other response to the Acquisition should be made only on the basis of the information in the Scheme Document. Scheme Shareholders are strongly advised to read the formal documentation in relation to the Acquisition once it has been dispatched. It is expected that the Scheme Document (including notices of the Shareholder Meetings) together with the relevant Forms of Proxy, will be posted to Umeco Shareholders as soon as is reasonably practicable and in any event within 28 days of this Announcement, unless otherwise agreed with the Panel.

The release, publication or distribution of this Announcement in jurisdictions other than the United Kingdom may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom should inform themselves about, and observe, any applicable requirements. Any failure to comply with the restrictions may constitute a violation of the securities laws of any such jurisdiction. This Announcement does not constitute an offer or an invitation to purchase or subscribe for any securities or a solicitation of an offer to buy any securities pursuant to this Announcement or otherwise in any jurisdiction in which such offer or solicitation is unlawful. This Announcement has been prepared for the purposes of complying with the laws of England and Wales and the Code and the information disclosed may not be the same as that which would have been disclosed if this document had been prepared in accordance with the laws of any jurisdiction outside England and Wales.

The statements contained in this Announcement are made as at the date of this Announcement, unless some other time is specified in relation to them, and service of this Announcement shall not give rise to any implication that there has been no change in the facts set forth in this document since such date. Nothing contained in this document shall be deemed to be a forecast, projection or estimate of the future financial performance of Umeco or the Umeco Group or Cytec or the Cytec Group except where otherwise stated.

OVERSEAS SHAREHOLDERS

This Announcement has been prepared for the purposes of complying with English law, the Listing Rules and the Code. The Acquisition relates to shares of a UK company and is proposed to be effected by means of a scheme of arrangement under the laws of England and Wales. A transaction effected by means of a scheme of arrangement is not subject to the proxy solicitation or tender offer rules under the US Securities Exchange Act of 1934. Accordingly, the Scheme is subject to the disclosure requirements, rules and practices applicable in the United Kingdom to schemes of arrangement, which differ from the requirements of the US proxy solicitation and tender offer rules or the laws of other jurisdictions outside England.

Cytec reserves the right to elect, with the consent of the Panel, to implement the Acquisition by way of a Takeover Offer. In such event, the Takeover Offer will be implemented on substantially the same terms, subject to appropriate amendments, as those which would apply to the Acquisition. However, if

Cytec were to elect to implement the Acquisition by way of a Takeover Offer, such Takeover Offer will be made in compliance with all applicable laws and regulations, including the US tender offer rules, to the extent applicable.

Unless otherwise agreed by Cytec and Umeco, or required by the Code, and permitted by applicable law and regulation, the Acquisition will not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction, and no person may vote in favour of the Scheme by any such use, means, instrumentality or form within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of this Announcement and all documents relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction, and persons receiving this Announcement and all documents relating to the Acquisition (including custodians, nominees and trustees) must not mail or otherwise distribute or send them in, into or from such jurisdictions where to do so would violate the laws in that jurisdiction.

The availability of the Acquisition to Umeco Shareholders who are not resident in the United Kingdom may be affected by the laws of the relevant jurisdictions in which they are resident. Persons who are not resident in the United Kingdom should inform themselves of, and observe, any applicable requirements.

Further details in relation to overseas Umeco Shareholders will be contained in the Scheme Document.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Announcement may contain certain “forward-looking statements” (including “forward-looking statements” within the meaning of the US Private Securities Litigation Reform Act of 1995) with respect to the financial condition, results of operations and business of Umeco or Cytec and certain plans and objectives of the boards of Umeco and Cytec. All statements other than statements of historical or current facts included in this Announcement may constitute forward-looking statements. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “will”, “may”, “should”, “would”, “could” or other words or terms of similar meaning. Forward-looking statements include statements relating to the following: (i) future capital expenditures, expenses, revenues, earnings, synergies, economic performance, indebtedness, financial condition, dividend policy, losses and future prospects; (ii) business and management strategies and the expansion and growth of Cytec’s or Umeco’s operations and potential synergies resulting from the Acquisition; and (iii) the effects of government regulation on Cytec’s or Umeco’s business.

These statements are based on assumptions and assessments made by the boards of Umeco and Cytec in the light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. By their nature, forward-looking statements involve risk and uncertainty and the factors described in the context of such forward-looking statements in this Announcement could cause actual results and developments to differ materially from those expressed in or implied by such forward-looking statements. These forward looking statements are not guarantees of future financial performance. Except as expressly provided in this Announcement, they have not been reviewed by the auditors of Umeco or Cytec. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions. Many factors could cause actual results to differ materially from those projected or implied in any forward-looking statements. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. All subsequent oral or written forward-looking statements attributable to Umeco or Cytec or any of their respective members, directors, officers or employees or any persons acting on their behalf are expressly qualified in their entirety by the cautionary statement above. Should one or more of these risks or uncertainties materialise, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this Announcement. Umeco and Cytec assume no obligation to update or correct the information contained in this Announcement except as required by applicable law.

DEALING AND OPENING POSITION DISCLOSURE REQUIREMENTS OF THE CODE

Under Rule 8.3(a) of the Code, any person who is interested in one per cent. or more of any class of relevant securities of an offeree company or of any paper offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any paper offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any paper offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3:30 p.m. (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3:30 p.m. (London time) on the 10th business day following the announcement in which any paper offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a paper offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in one per cent. or more of any class of relevant securities of the offeree company or of any paper offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any paper offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any paper offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3:30 p.m. (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a paper offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

MARKET PURCHASES

In accordance with normal UK market practice, Cytec or its nominees or brokers (acting as agents) may from time to time make certain purchases of, or arrangements to purchase, Umeco Shares outside the United States, other than pursuant to the Scheme, prior to the Effective Date. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases will be disclosed as required in the UK.

INFORMATION RELATING TO UMECO SHAREHOLDERS

Please be aware that addresses, electronic addresses and certain information provided by Umeco Shareholders, persons with information rights and other relevant persons for the receipt of communications from Umeco may be provided to Cytec during the Offer Period as required under Section 4 of Appendix 4 of the Code.

PUBLICATION ON WEBSITE AND AVAILABILITY OF HARD COPIES

A copy of this Announcement will be available free of charge, subject to certain restrictions relating to persons resident in Restricted Jurisdictions, on Cytec’s and Umeco’s websites at www.cytec.com and www.umeco.com, respectively, by no later than 12:00 p.m. on the Business Day following this Announcement. Neither the contents of Cytec’s website, of Umeco’s website nor of any other website accessible from hyperlinks on either Cytec’s or Umeco’s website, is incorporated into or forms part of this Announcement.

You may request a hard copy of this Announcement (and any information incorporated by reference in this Announcement) by contacting Carlton Nelson at Investec during business hours on +44 (0) 20 7597 5000 or by submitting a request in writing to Carlton Nelson at Investec Bank plc, 2 Gresham Street, London EC2V 7QP. It is important that you note that unless you make such a request, a hard copy of this Announcement and any such information incorporated by reference in it will not be sent to you. You may also request that all future documents, announcements and information to be sent to you in relation to the Acquisition should be in hard copy form.

Appendix I

CONDITIONS AND FURTHER TERMS OF THE ACQUISITION

Part A: Conditions

The Acquisition will be conditional upon the Scheme becoming unconditional and becoming effective, subject to the Code, by no later than the Long Stop Date or such later date (if any) as Cytec and Umeco may, with the consent of the Panel, agree and (if required) the Court may allow.

1.	The Scheme will be conditional on:

(i)	its approval by a majority in number representing not less than 75 per cent. in value of the Scheme Shareholders (or the relevant class or classes thereof, if applicable) who are on the register of members of Umeco at the Voting Record Time, and who are present and vote, whether in person or by proxy, at the Court Meeting and at any separate class meeting which may be required (or any adjournment thereof);

(ii)	the resolutions required to approve and implement the Scheme and approve the related Capital Reduction being duly passed by Umeco Shareholders by the requisite majority or majorities at the General Meeting (or any adjournment thereof); and

(iii)	the sanction of the Scheme by the Court (with or without modification but subject to any modification being on terms acceptable to Umeco and Cytec) and confirmation of the Capital Reduction by the Court (with or without modification but subject to any modification being on terms acceptable to Umeco and Cytec) and (i) the delivery of copies of the Orders and the requisite statement of capital attached thereto to the Registrar of Companies and (ii) if so ordered in order to take effect, the registration of the Reduction Court Order and such statement of capital by the Registrar of Companies.

2.	Subject as stated in Part B below and to the requirements of the Panel, the Acquisition will be conditional upon the following Conditions and, accordingly, the necessary actions to make the Scheme effective will not be taken unless such Conditions have been satisfied (where capable of satisfaction) or where permitted, waived prior to the Scheme being sanctioned by the Court:

(i)	insofar as the Acquisition or any aspect of the Acquisition constitutes, or is deemed to constitute, a concentration with a Community dimension within the scope of Council Regulation (EC) 139/2004 (as amended) (the “Regulation”) or the European Commission otherwise accepts jurisdiction to examine the Acquisition under the Regulation:

(a)	the European Commission indicating, in terms reasonably satisfactory to Cytec, that it does not intend to initiate proceedings under Article 6(1)(C) of the Regulation in respect of the Acquisition or any aspect of such Acquisition (or being deemed to have done so under Article 10(6) of the Regulation); and

(b)

in the event that any request or requests under Article 9(2) of the Regulation have been made by any European Union or EFTA states, the European Commission indicating, in terms reasonably satisfactory to Cytec, that it does not intend to refer the Acquisition or any aspect of such Acquisition, to any competent authority of a European Union or EFTA state in accordance with

Article 9(3) of the Regulation or in the event of such a reference being made in relation to the Acquisition (or any part of the Acquisition) to a European Union or EFTA state, clearance being obtained from the competent authority of that state, in terms reasonably satisfactory to Cytec; and

(c)	no indication having been made that a European Union or EFTA state may take appropriate measures to protect legitimate interests pursuant to Article 21(4) of the Regulation in relation to the Acquisition or any aspect of such Acquisition;

(ii)	insofar as the Acquisition or any aspect of the Acquisition does not constitute, and is not deemed to constitute, a concentration with a Community dimension within the scope of the Regulation or that a member state having competence to examine the concentration under national competition law objects to a referral of jurisdiction to the European Commission pursuant to Article 4(5) of the Regulation:

(a)	The German Federal Cartel Office (the “Bundeskartellamt”)

insofar as the Acquisition or any aspect of the Acquisition constitutes, or is deemed to constitute, a concentration within the scope of section 37 of the German Cartel law (Gesetz gegen Wettbewerbsbeschränkungen – the “GWB” as per its German initials) or the German Federal Cartel Office otherwise accepts jurisdiction to examine the Acquisition under the GWB:

the German Federal Cartel Office notifying the parties within one month of receipt of the complete notification that the conditions for a prohibition under Section 36(1) of the GWB are not satisfied;

(b)	The Office of Fair Trading (the “OFT”)

insofar as the Acquisition creates a relevant merger situation within the meaning of section 23 of the Enterprise Act 2002, the OFT indicating in terms reasonably satisfactory to Cytec that it does not intend to refer the Acquisition or any part of it to the Competition Commission;

(c)	Austria

insofar as the Acquisition or any aspect of the Acquisition constitutes, or is deemed to constitute, a concentration within the scope of sections 7 and 9 of the Austrian Cartel law (Kartellgesetz 2005 – the “KartG”) or the Austrian Federal Competition Authority otherwise accepts jurisdiction to examine the Acquisition under the KartG:

the Federal Competition Authority or the Federal Cartel Prosecutor (public parties – Amtsparteien pursuant to §40 of the KartG) do not, within 4 weeks from the filing of the complete notification, request the Cartel Court to review the Acquisition; and

(d)	Norway

insofar as the Acquisition is subject to mandatory notification to the Norwegian Competition Authority (the “NCA”), the NCA not intervening against the Acquisition, either by explicit decision not to intervene or by expiry of statutory time limits for such intervention;

(iii)	all necessary filings having been made under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended) and the regulations promulgated thereunder, and all applicable waiting periods under that Act and regulations shall have expired or been terminated;

(iv)	all material notifications, filings or applications (with the exception of any antitrust or merger control filings other than those referred to in paragraphs 2(i) to 2(iii) above) which are necessary in connection with the Acquisition having been made and all necessary waiting periods (including any extensions thereof) under any applicable legislation or regulation of any jurisdiction having expired, lapsed or been terminated (as appropriate) and all statutory and regulatory obligations in any jurisdiction having been complied with in respect of the Acquisition and the acquisition or the proposed acquisition of any shares or other securities in, or control or management of, Umeco or any other member of the Wider Umeco Group by any member of the Wider Cytec Group in each case where the absence of such notification, filing or application would have a material adverse effect on the Wider Cytec Group or the Wider Umeco Group, in each case taken as a whole, and all Authorisations necessary in respect thereof having been obtained in terms and in a form reasonably satisfactory to Cytec from all appropriate Third Parties or (without prejudice to the generality of the foregoing) from any person or bodies with whom any member of the Wider Umeco Group has entered into contractual arrangements and all such Authorisations necessary to carry on the business of any member of the Wider Umeco Group in any jurisdiction remaining in full force and effect at the time at which the Acquisition becomes otherwise wholly unconditional and no notice of an intention to revoke, suspend, restrict, modify or not to renew such Authorisations having been made where, in each case, the absence of such Authorisation would have a material adverse effect on the Wider Umeco Group taken as a whole;

(v)	except in relation to antitrust or merger control clearances in respect of the Acquisition that are not set out in paragraphs 2(i) to 2(iii) above, no antitrust regulator or Third Party having taken, instituted, implemented or threatened any action, proceeding, suit, investigation, enquiry or reference (and in each case, not having withdrawn the same), or having required any action to be taken or otherwise having done anything, or having enacted, made or proposed any statute, regulation, decision, order or change to published practice (and in each case, not having withdrawn the same), in each case which would or might reasonably be expected to be material in the context of the Wider Umeco Group, or Wider Cytec Group, as the case may be, when taken as a whole:

(a)	require, prevent or delay the divestiture by any member of the Wider Cytec Group or by any member of the Wider Umeco Group of all or any material part of its businesses, assets or property or impose any limitation on the ability of all or any of them to conduct their businesses (or any part thereof) or to own, control or manage any of their assets or properties (or any part thereof);

(b)	require, prevent or delay a divestiture by any member of the Wider Cytec Group of any shares or other securities (or the equivalent) in any member of the Wider Umeco Group or any member of the Wider Cytec Group; or

(c)	except pursuant to Chapter 3 of Part 28 of the 2006 Act, require any member of the Wider Cytec Group or the Wider Umeco Group to acquire or offer to acquire any shares, other securities (or the equivalent) or interest in any member of the Wider Umeco Group or any asset owned by any Third Party (other than in connection with the implementation of the Acquisition);

(d)	impose any limitation on, or result in a delay in, the ability of any member of the Wider Cytec Group directly or indirectly to acquire, hold or to exercise effectively all or any rights of ownership in respect of shares or other securities in the Wider Umeco Group or on the ability of any member of the Wider Umeco Group or any member of the Wider Cytec Group directly or indirectly to hold or exercise effectively all or any rights of ownership in respect of shares or other securities (or the equivalent) in, or to exercise voting or management control over, any member of the Wider Umeco Group;

(e)	otherwise materially adversely affect any or all of the business, assets or profits or prospects of any member of the Wider Umeco Group or any member of the Wider Cytec Group;

(f)	result in any member of the Wider Umeco Group or any member of the Wider Cytec Group ceasing to be able to carry on business under any name under which it presently carries on business;

(g)	make the Acquisition, its implementation or the acquisition or proposed acquisition of any shares or other securities in, or control or management of, Umeco by any member of the Wider Cytec Group void, unenforceable and/or illegal under the laws of any relevant jurisdiction, or otherwise, directly or indirectly materially prevent or prohibit, restrict, restrain or delay to a material extent or otherwise materially interfere with the implementation of, or impose material additional conditions or obligations with respect to, or otherwise materially challenge, impede, interfere with or require material amendment of the Acquisition or the acquisition or proposed acquisition of any shares or other securities in, or control or management of, Umeco by any member of the Wider Cytec Group; or

(h)	impose any material limitation on the ability of any member of the Wider Cytec Group to integrate all or any part of its business with all or any part of the business of any other member of the Wider Umeco Group or of any member of the Wider Umeco Group to integrate all or any part of its business with all or any part of the business of any other member of the Wider Cytec Group, and all applicable waiting and other time periods (including any extensions thereof) during which any such antitrust regulator or Third Party could decide to take, institute, implement or threaten any such action, proceeding, suit, investigation, enquiry or reference or take any other step under the laws of any applicable jurisdiction in respect of the Acquisition or the acquisition or proposed acquisition of any Umeco Shares or otherwise intervene having expired, lapsed or been terminated;

(vi)

except as Fairly Disclosed, there being no provision of any arrangement, agreement, lease, licence, franchise, permit or other instrument to which any member of the Wider Umeco Group is a party or by or to which any such member or any of its assets is or may be bound or subject which, as a consequence of the Acquisition or the acquisition or the proposed acquisition by any member of the Wider Cytec Group of any shares or other securities (or the equivalent) in Umeco or because of a change in the control or management of Umeco could or might reasonably be expected to result in, in each case to an extent which is material in the context of the Wider Umeco Group taken as a whole:

(a)	any monies borrowed by, or any other indebtedness, actual or contingent, of, or any grant available to, any member of the Wider Umeco Group being or becoming repayable, or capable of being declared repayable, immediately or prior to its or their stated maturity date or repayment date, or the ability of any such member to borrow monies or incur any indebtedness being withdrawn or inhibited or being capable of becoming or being withdrawn or inhibited;

(b)	the creation or enforcement of any mortgage, charge or other security interest over the whole or any part of the business, property or assets of any member of the Wider Umeco Group or any such mortgage, charge or other security interest (whenever created, arising or having arisen) becoming enforceable;

(c)	any such arrangement, agreement, lease, licence, franchise, permit or other instrument being terminated or the rights, liabilities, obligations or interests of any member of the Wider Umeco Group being adversely modified or adversely affected or any obligation or liability arising or any adverse action being taken or arising thereunder;

(d)	any liability of any member of the Wider Umeco Group to make any severance, termination, bonus or other payment to any of its directors, or other officers;

(e)	the rights, liabilities, obligations, interests or business of any member of the Wider Umeco Group under any such arrangement, agreement, licence, permit, lease or instrument or the interests or business of any member of the Wider Umeco Group in or with any other person or body or firm or company being or becoming capable of being terminated, or adversely modified or affected or any onerous obligation or liability arising or any adverse action being taken thereunder;

(f)	any member of the Wider Umeco Group ceasing to be able to carry on business under any name under which it presently carries on business;

(g)	the value of, or the financial or trading position or prospects of, any member of the Wider Umeco Group being prejudiced or adversely affected; or

(h)	the creation of any liability (actual or contingent) by any member of the Wider Umeco Group other than trade creditors or other liabilities incurred in the ordinary course of business,

and no event having occurred which, under any provision of any arrangement, agreement, licence, permit, franchise, lease or other instrument to which any member of the Wider Umeco Group is a party or by or to which any such member or any of its assets are bound, or subject, could or might reasonably be expected to result, in each case to an extent which is material in the context of the Wider Umeco Group taken as a whole, in any of the events or circumstances as are referred to in Conditions 2(vi)(a) to (h) above;

(vii)	except as Fairly Disclosed, no member of the Wider Umeco Group having since 31 March 2011:

(a)	issued or agreed to issue or authorised or announced its intention to authorise the issue, of additional shares of any class, or securities or securities convertible into, or exchangeable for, or rights, warrants or options to subscribe for or acquire, any such shares, securities or convertible securities or transferred or sold or agreed to transfer or sell or authorised the transfer or sale of Umeco Shares out of treasury (except, in each case, where relevant, as between Umeco and wholly-owned subsidiaries of Umeco or between the wholly-owned subsidiaries of Umeco and except for the issue or transfer out of treasury of Umeco Shares on the exercise of employee share options or vesting of employee share awards in the ordinary course under the Umeco Share Schemes);

(b)	recommended, declared, paid or made or proposed to recommend, declare, pay or make any bonus, dividend or other distribution (whether payable in cash or otherwise) other than dividends (or other distributions whether payable in cash or otherwise) lawfully paid or made by any wholly owned subsidiary of Umeco to Umeco or any of its wholly-owned subsidiaries;

(c)	other than pursuant to the Acquisition (and except for transactions between Umeco and its wholly-owned subsidiaries or between the wholly-owned subsidiaries of Umeco) implemented, effected or authorised, or announced its intention to implement, effect or authorise any merger, demerger, reconstruction, amalgamation, scheme, commitment or acquisition or disposal of assets or shares or loan capital in any undertaking or undertakings;

(d)	except for transactions between members of the Wider Umeco Group, disposed of, or transferred, mortgaged, charged or created any security interest over any material asset or any right, title or interest in any material asset or authorised or announced any intention to do so;

(e)	issued, authorised or announced an intention to authorise, the issue of or made any change in or to the terms of any debentures or become subject to any contingent liability or incurred or increased any indebtedness except as between Umeco and any of its wholly-owned subsidiaries or between such subsidiaries which is material in the context of the Wider Umeco Group taken as a whole;

(f)	entered into or varied or authorised or announced its intention to enter into or vary any material contract, arrangement, agreement, transaction or commitment (whether in respect of capital expenditure or otherwise) which is of a long term, unusual or onerous nature or magnitude or which is or could reasonably be expected to be materially restrictive on the business of any member of the Wider Umeco Group or the Wider Cytec Group or which is or which involves or could involve an obligation of a nature or magnitude or which is other than in the ordinary course of business and which is material in the context of the Wider Umeco Group taken as a whole;

(g)	entered into or varied the terms of, or made any offer (which remains open for acceptance) to enter into or vary to a material extent the terms of any contract, service agreement, commitment or arrangement with any director or senior executive of any member of the Wider Umeco Group;

(h)	proposed, agreed to provide or modified the terms of any share option scheme, incentive scheme or other benefit relating to the employment or termination of employment of any employee of the Wider Umeco Group;

(i)	purchased, redeemed or repaid or announced any proposal to purchase, redeem or repay any of its own shares or other securities or reduced or, except in respect of the matters mentioned in Condition 2(vi)(a) above, made any other change to any part of its share capital (other than pursuant to the implementation of the Acquisition);

(j)	(other than in respect of claims between Umeco and any wholly-owned subsidiaries of Umeco) waived, compromised or settled any claim which is material in the context of the Wider Umeco Group taken as a whole;

(k)	terminated or varied the terms of any agreement or arrangement between any member of the Wider Umeco Group and any other person in a manner which would or might reasonably be expected to have a material adverse effect on the financial position of the Wider Umeco Group taken as a whole;

(l)	save as envisaged in accordance with the terms of the Scheme, made any alteration to the memorandum or articles of association or other incorporation documents of any member of the Umeco Group;

(m)	made or agreed or consented to any change in any material respect to the terms of the trust deeds and rules constituting the pension scheme(s) established for its directors, employees or their dependents, to the contributions payable to any such scheme(s), or to the benefits which accrue, or to the pensions which are payable, thereunder, or to the basis on which qualification for, or accrual or entitlement to, such benefits or pensions are calculated or determined or to the basis upon which the liabilities (including pensions) of such pension schemes are funded or made, or agreed or consented to;

(n)	been unable, or admitted in writing that it is unable, to pay its debts or commenced negotiations with one or more of its creditors with a view to rescheduling or restructuring any of its indebtedness, or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business;

(o)	taken or proposed any steps, corporate action or had any legal proceedings instituted or threatened in writing against it in relation to the suspension of payments, a moratorium of any indebtedness, its winding-up (voluntary or otherwise), dissolution, reorganisation or for the appointment of a receiver, administrator, manager, administrative receiver, trustee or similar officer of all or any material part of its assets or revenues or any analogous or equivalent steps or proceedings in any jurisdiction or appointed any analogous person in any jurisdiction or had any such person appointed;

(p)	made, authorised, proposed or announced an intention to propose any change in its loan capital;

(q)	entered into, implemented or authorised the entry into, any joint venture, asset or profit sharing arrangement, partnership or merger of business or corporate entities; or

(r)	entered into any agreement, arrangement, commitment or contract or passed any resolution or made any offer (which remains open for acceptance) with respect to or announced an intention to, or to propose to, effect any of the transactions, matters or events referred to in this Condition 2(vii);

(viii)	except as Fairly Disclosed, since 31 March 2011:

(a)	no adverse change having occurred in the business, assets, liabilities, financial or trading position or profits or prospects or operational performance of any member of the Wider Umeco Group which is or might reasonably be expected to be material in the context of the Wider Umeco Group taken as a whole;

(b)	no litigation, arbitration proceedings, prosecution or other legal proceedings having been threatened in writing, announced or instituted by or against or remaining outstanding against or in respect of, any member of the Wider Umeco Group or to which any member of the Wider Umeco Group is or may become a party (whether as claimant, defendant or otherwise), which has or might reasonably be expected to have a material adverse effect on the Wider Umeco Group taken as a whole;

(c)	no enquiry, review or investigation by, or complaint or reference to, any Third Party against or in respect of any member of the Wider Umeco Group having been threatened in writing, announced or instituted or remaining outstanding by, against or in respect of any member of the Wider Umeco Group, in each case which has or might reasonably be expected to have a material adverse effect on the Wider Umeco Group taken as a whole;

(d)	no contingent or other liability in respect of any member of the Wider Umeco Group having arisen, or increased which has or might reasonably be expected to have a material adverse effect on the Wider Umeco Group taken as a whole; and

(e)	no steps having been taken and no omissions having been made which are likely to result in the withdrawal, cancellation, termination or modification of any licence held by any member of the Wider Umeco Group which is necessary for the proper carrying on of its business and the withdrawal, cancellation, termination or modification of which has or might reasonably be expected to have a material adverse effect on the Wider Umeco Group taken as a whole;

(ix)	except as Fairly Disclosed, Cytec not having discovered:

(a)

that any financial, business or other information concerning the Wider Umeco Group publicly announced or disclosed at any time to any member of the Wider Cytec Group by or on behalf of any member of the Wider Umeco

Group is misleading, contains a material misrepresentation of any fact, or omits to state a fact necessary to make that information not misleading (and which has not be corrected by being Fairly Disclosed), in each case to an extent which is material in the context of the Wider Umeco Group taken as a whole;

(b)	that any member of the Wider Umeco Group is subject to any liability, contingent or otherwise and which is material in the context of the Wider Umeco Group taken as a whole;

(c)	that any past or present member of the Wider Umeco Group has not complied with the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and any laws implementing the same, the UK Bribery Act 2010 and the U.S. Foreign Corrupt Practices Act of 1977;

(d)	that any past or present member of the Wider Umeco Group has not complied in any material respect with all applicable legislation, regulations, notice or other requirements of any jurisdiction or any Authorisations relating to the use, treatment, storage, carriage, disposal, discharge, spillage, release, leak or emission of any waste or hazardous substance or any substance likely to impair the environment (including property) or harm human health or animal health or otherwise relating to environmental matters or the health and safety of humans or animals, which non-compliance would be likely to give rise to any material liability including any penalty for non-compliance (whether actual or contingent) on the part of any member of the Wider Umeco Group, which in any case is or which might reasonably be expected to be material in the context of the Wider Umeco Group as a whole;

(e)	that there has been a material disposal, discharge, spillage, accumulation, release, leak, emission or the migration, production, supply, treatment, storage, transport or use of any waste or hazardous substance or any substance likely to impair the environment (including any property) or harm human or animal health which (whether or not giving rise to non-compliance with any law or regulation), would be likely to give rise to any material liability (whether actual or contingent) on the part of any member of the Wider Umeco Group (in any case to an extent which is or which might reasonably be expected to be material in the context of the Wider Umeco Group taken as a whole);

(f)	that there is or is reasonably likely to be any material obligation or liability (whether actual or contingent) or requirement to make good, remediate, repair, reinstate or clean up any property, asset or any controlled waters currently or previously owned, occupied, operated or made use of or controlled by any past or present member of the Wider Umeco Group (or on its behalf) or in which any such member previously had or be deemed to have had an interest, under any environmental legislation, common law, regulation, notice, circular, Authorisation or order of any Third Party in any jurisdiction or to contribute to the cost thereof or associated therewith or indemnify any person in relation thereto, which in any case is or which might reasonably be expected to be material in the context of the Wider Umeco Group taken as a whole; or

(g)	that there is, or is reasonably likely or expected to be, or there has been any (A) claim brought against any member of the Wider Umeco Group by a person or class of persons in respect of; (B) circumstances that exist whereby a person or class of persons would be likely to have a claim; or (C) liability (actual or contingent) of any member of the Wider Umeco Group, as a result of or relating to, in each case any material, chemical, product or process of manufacture or materials now or previously held, used, sold, manufactured, carried out or under development or research by any past or present member of the Wider Umeco Group, in each case (other than under Conditions 2(viii)(d),(e) or (f) above), which is or which might reasonably be expected to be material in the context of the Wider Umeco Group taken as a whole.

Part B: Certain further terms of the Acquisition

1.	Subject to the requirements of the Panel, Cytec reserves the right to waive in whole or in part, all or any of the above Conditions 2(i) to (ix) (inclusive).

2.	If Cytec is required by the Panel to make an offer for Umeco Shares under the provisions of Rule 9 of the Code, Cytec may make such alterations to any of the above Conditions and terms of the Acquisition as are necessary to comply with the provisions of that Rule.

3.	The Acquisition will lapse and the Scheme will not proceed if:

(i)	insofar as the Acquisition or any matter arising from the Scheme or Acquisition constitutes a concentration with a Community dimension within the scope of the Regulation, the European Commission either initiates proceedings under Article 6(1)(c) of the Regulation or makes a referral to a competent authority of the United Kingdom under Article 9(1) of the Regulation and there is then a reference to the Competition Commission; or

(ii)	insofar as the Merger or any matter arising from the Scheme or Merger does not constitute a concentration with a Community dimension within the scope of the Regulation, the OFT refers the Acquisition or any part of it to the Competition Commission, in each case before the date of the Court Meeting.

4.	The Acquisition will be governed by the law of England and Wales. The Acquisition will be on and subject to the conditions and further terms set out in this Appendix I and to be set out in the Scheme Document. The Scheme will be subject to applicable requirements of the Code, the Panel, the London Stock Exchange and the Financial Services Authority.

5.	Cytec shall be under no obligation to waive (if capable of waiver), to determine to be or remain satisfied or to treat as fulfilled any of Conditions by a date earlier than the latest date for the fulfilment of that Condition notwithstanding that the other Conditions of the Acquisition may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such Conditions may not be capable of fulfilment.

6.

Cytec reserves the right to elect, with the consent of the Panel (as required), to implement the Acquisition by way of a Takeover Offer as it may determine in its absolute discretion. In such event, the Acquisition will be implemented on substantially the same terms subject to appropriate amendments, including (without limitation) an acceptance condition set at 90 per cent. (or such less percentage, being more than 50 per cent., as Cytec may decide and/or the Panel may require) of the shares to which such offer relates, so far as applicable, as those which would apply to the Scheme (the “General Offer Acceptance Condition”).

7.	The availability of the Acquisition to persons not resident in the United Kingdom may be affected by the laws of the relevant jurisdictions. Persons who are not resident in the United Kingdom should inform themselves about and observe any applicable requirements.

8.	The Acquisition is not being made, directly or indirectly, in, into or from, or by use of the mails of, or by any means of instrumentality (including, but not limited to, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of, any jurisdiction where to do so would violate the laws of that jurisdiction.

9.	Under Rule 13.5(a) of the Code, Cytec may not invoke a Condition to the Acquisition so as to cause the Acquisition not to proceed, to lapse or to be withdrawn unless the circumstances which give rise to the right to invoke the Condition are of material significance to Cytec in the context of the Acquisition. The Conditions contained in paragraph 1 and in Conditions 2(i)(a) and 2(ii)(b) in Part A of this Appendix I and to be set out in the Scheme Document and, if applicable, the General Offer Acceptance Condition set out in Part B of this Appendix I and to be set out in the Scheme Document are not subject to Rule 13.5(a) of the Code.

10.	The new Umeco Shares which will be issued to Cytec pursuant to the Acquisition will be issued fully paid and free from all liens, equities, charges, encumbrances, options, rights of pre-emption and any other third party rights and interests of any nature and together with all rights now or hereafter attaching or accruing to them, including voting rights and the right to receive and retain in full all dividends and other distributions (if any) declared, made or paid on or after the date of this Announcement.

Appendix II

SOURCES OF INFORMATION AND BASES OF CALCULATION

Unless otherwise stated, the following constitute the bases and sources of information referred to in this Announcement:

1.	Financial information relating to Umeco:

(a) has been extracted or derived (without adjustment) from the audited consolidated financial statements for the Umeco Group for the financial year ended 31 March 2011 and the unaudited interim results of the Umeco Group for the six months ended 30 September 2011; and

(b) is in respect of continuing operations only (excluding Pattonair).

2.	The fully diluted share capital of Umeco (being 49,871,643 Umeco Shares) is calculated on the basis of 48,489,133 Umeco Shares in issue on 11 April 2012, and in addition up to 1,382,510 further Umeco Shares which may be issued on or after the date of this Announcement following the exercise of options, or settled via alternative means, which have an exercise price of 550 pence or less, or via the vesting of awards under the Umeco Share Schemes.

3.	Unless otherwise stated, all prices and closing prices for Umeco Shares are closing middle market quotations derived from the Daily Official List.

4.	The premium calculations per Umeco Shares have been calculated by reference to:

(a) a price of 376 pence per Umeco Share, being the Closing Price on 11 April 2012;

(b) the average Closing Price per Umeco Share of approximately 361 pence over the three month period to 11 April 2012 is derived from data provided by Datastream / Factset; and

(c) the average Closing Price per Umeco Share of approximately 341 pence over the six month period to 11 April 2012 is derived from data provided by Datastream / Factset.

Appendix III

IRREVOCABLE UNDERTAKINGS

Directors

The Umeco Directors have given irrevocable undertakings in relation to the Acquisition as follows:

Name of Umeco Director giving undertaking	Number of Umeco Shares in respect of which undertaking is given*	Percentage of existing issued share capital

Neil Johnson	50,000	0.103

Andrew Moss	52,309	0.108

Steve Bowers	10,005	0.021

Stephen Bird	20,000	0.041

Chris Hole	5,000	0.010

Total	137,314	0.283

*	The undertakings and the numbers referred to in this table refer only to those Umeco Shares to which the relevant director is beneficially entitled and any share such director is otherwise able to control the exercise of in terms of the rights attaching to such share, including the ability to procure the transfer of such share. The undertakings and the numbers referred to in this table exclude any award that may be outstanding under the Umeco Share Schemes.

These irrevocable undertakings include undertakings from the Umeco Directors who hold Umeco Shares in respect of their entire beneficial holdings of Umeco Shares (other than Umeco Shares which may be issued in respect of tax approved option schemes):

(i)	to vote in favour of the Scheme at the Court Meeting and the Special Resolution; and

(ii)	if Cytec exercises its right to structure the Acquisition as a Takeover Offer, to accept or procure the acceptance of such Takeover Offer.

These irrevocable undertakings will cease to be binding if:

(i)	the Announcement is not released by 12 April 2012 or such later date as Cytec and Umeco may, with the consent of the Panel, agree;

(ii)	the Scheme Document is not published within 28 days of the date of this Announcement (or such later date as the Panel may agree);

(iii)	the Offer Document (should the Acquisition be implemented by way of a Takeover Offer) is not posted to Umeco’s Shareholders within the permitted period in the Code or as otherwise agreed with the Panel;

(iv)	the Panel agrees or requires that the Acquisition not be made; or

(v)	the Acquisition lapses, is withdrawn at any time or is not implemented, provided that the reason for such lapse, withdrawal or lack of implementation is not because Cytec has elected to switch so as to proceed with the Acquisition by way of a Takeover Offer rather than by way of the Scheme or vice versa.

Other irrevocable undertakings

Cytec has received an irrevocable undertaking from each of BlackRock, Hermes and Aberforth in respect of 4,423,956 (as at 9 April 2012 - see further below), 6,264,751 and 3,829,489 Umeco Shares respectively, representing, in aggregate, approximately 29.9 per cent. of the existing issued share capital of Umeco, undertaking:

(i) to vote in favour of the Scheme at the Court Meeting and the Special Resolution; and

(ii) if Cytec exercises its rights to structure the Acquisition as a Takeover Offer, to accept or procure the acceptance of such Takeover Offer.

BlackRock had the ability to control voting rights in 4,423,956 Umeco Shares as at close of business on 9 April 2012. Under the terms of the irrevocable undertaking given by BlackRock, BlackRock may, on the instructions of clients holding interests in those Umeco Shares, deal in those Umeco Shares other than as envisaged by the irrevocable undertaking.

The irrevocable undertaking given by BlackRock will cease to be binding if:

(i)	the Announcement is not released by 16 April 2012;

(ii)	the Scheme Document is not published within 28 days of the date of this Announcement;

(iii)	the Offer Document (should the Acquisition be implemented by way of a Takeover Offer) is not published within 28 days from the date of the press announcement announcing the change in structure (or such other date as the Panel may require);

(iv)	the Panel agrees or requires that the Acquisition not be made;

(v)	the Acquisition lapses, is withdrawn at any time or is not implemented, provided that the reason for such lapse, withdrawal or lack of implementation is not because Cytec has elected to switch so as to proceed with the Acquisition by way of an Offer rather than by way of the Scheme or vice versa; or

(vi)	an Alternative Offer (as defined below) has been announced by a third party in accordance with the requirements of Rule 2.7 of the Code. An “Alternative Offer” means an offer by a third party for the entire issued and to be issued share capital of Umeco (other than any shares held by such third party or persons acting in concert with it) which BlackRock determines (acting reasonably) values the Umeco Shares at a higher price than the Acquisition and is generally more advantageous to BlackRock than the Acquisition. In such event BlackRock and Cytec agree that where Cytec further announces a revised Acquisition in accordance with Rule 2.7 of the Code, which BlackRock determines (acting reasonably) values the Umeco Shares at the same or a higher price than under the Alternative Offer and is generally equal to or more advantageous to BlackRock than the Alternative Offer, the irrevocable undertaking will remain in force.

The irrevocable undertaking given by Hermes will cease to be binding:

(i)	if the Announcement is not released by 12:00 p.m. (London time) on 13 April 2012;

(ii)	if the Scheme Document is not published within 28 days of the date of this Announcement;

(iii)	if a Higher Competing Offer (as defined below) has been announced in accordance with the requirements of Rule 2.7 of the Code. A “Higher Competing Offer” means a competing offer in respect of the Umeco Shares which represents, in Hermes’ opinion, a value at any time of not less than 577.5 pence per Umeco Share;

(iv)	in respect of any Umeco Shares that are sold or transferred or otherwise disposed of by Hermes at a price of not less than 577.5 pence per Umeco Share; or

(v)	if the Scheme is withdrawn or does not become effective.

Aberforth has voting as well as management control over 3,829,489 Umeco Shares which are subject to the irrevocable undertaking. Aberforth is acting as agent on behalf of the underlying beneficial owners of those Umeco Shares.

The irrevocable undertaking given by Aberforth will cease to be binding:

(i)	if the Announcement is not released by 12:00 p.m. (London time) on 12 April 2012;

(ii)	if the Scheme Document is not published within 28 days of the date of this Announcement;

(iii)	if a Higher Competing Offer (as defined below) has been announced in accordance with the requirements of Rule 2.7 of the Code. A “Higher Competing Offer” means a competing offer in respect of the Umeco Shares which represents, in Aberforth’s opinion, a value at any time of not less than 577.5 pence per Umeco Share;

(iv)	in respect of any Umeco Shares that are sold or transferred or otherwise disposed of by Aberforth at a price of not less than 577.5 pence per Umeco Share; or

(v)	if the Scheme is withdrawn or does not become effective.

Appendix IV

DEFINITIONS

In this Announcement, the following words and expressions have the following meanings, unless the context requires otherwise:

“Aberforth”	Aberforth Partners LLP;

“Acquisition”	the proposed acquisition of the entire issued and to be issued share capital of Umeco (other than the Excluded Shares) by Cytec Bidco to be effected by means of the Scheme (or if Cytec so elects a Takeover Offer), the matters to be considered at the Shareholder Meetings and where the context permits, any subsequent variation, revision, extension or renewal thereof;

“Announcement”	this announcement of the Acquisition made in accordance with Rule 2.7 of the Code dated 12 April 2012;

“Authorisations”	regulatory authorisations, orders, recognitions, grants, consents, clearances, confirmations, certificates, licences, permissions or approvals;

“Barclays”	Barclays Bank plc, acting through its investment bank, financial adviser to Cytec and Cytec Bidco;

“BlackRock”	BlackRock Investment Management (UK) Limited;

“Board”	the board of directors of the relevant company;

“Business Day”	a day, other than a Saturday, Sunday, public holiday or bank holiday, on which banks are generally open for normal business in the City of London;

“Capital Reduction”	the proposed reduction of the share capital of Umeco under section 641 of the Companies Act 2006 by the cancellation of the Scheme Shares to be effected as part of the Scheme;

“Closing Price”	in respect of an Umeco Share on any particular day, the closing middle market quotation thereof as derived from the Daily Official List on that day;

“Code”	the City Code on Takeovers and Mergers;

“Companies Act 2006”	the Companies Act 2006, and shall be construed as a reference to it as it may from time to time be amended, modified or re-enacted;

“Conditions”	the conditions to the implementation of the Scheme and the Acquisition, which are set out in Appendix I to this Announcement and to be set out in the Scheme Document;

“Court”	the High Court of Justice in England and Wales;

“Court Meeting”	the meeting (or any adjournment thereof) of the holders of Scheme Shares to be convened by order of the Court pursuant to section 896 of the Companies Act 2006 to consider and, if thought fit, approve the Scheme (with or without modification);

“CREST”	the relevant system (as defined in the Regulations) in respect of which Euroclear UK & Ireland Limited is the Operator (as defined in the Regulations);

“Cytec”	Cytec Industries Inc., a corporation organised under the laws of the State of Delaware, USA;

“Cytec Bidco”	Cytec UK Holdings Limited, a private limited company registered in England and Wales with registered number 2834414 (or, if Cytec elects, a nominee or wholly-owned subsidiary of Cytec notified in writing to Umeco prior to posting of the Scheme Document (or, if applicable, the Offer Document));

“Cytec Directors”	the directors of Cytec from time to time;

“Cytec Group”	Cytec and its subsidiaries and subsidiary undertakings;

“Daily Official List”	the Daily Official List of the London Stock Exchange;

“Dealing Day”	a day on which dealings in domestic securities may take place on, and with the authority of the London Stock Exchange;

“Effective Date”	(i) if the Acquisition is implemented by way of the Scheme, the date on which the Scheme becomes effective in accordance with its terms; or

(ii) if the Acquisition is implemented by way of a Takeover Offer, the date on which such Takeover Offer is declared or becomes unconditional in all respects in accordance with its terms and the requirements of Code;

“Excluded Shares”	any Umeco Shares legally or beneficially held by the Cytec Group;

“Fairly Disclosed”	the information: (i) which has been fairly disclosed by or on behalf of Umeco or any of its advisors to Cytec or any of its advisors in connection with or in contemplation of the Acquisition prior to the date of this Announcement; (ii) in Umeco’s annual report and accounts in respect of the financial year ended 31 March 2011; (iii) in Umeco’s interim results for the six months ended 30 September 2011; (iv) which has been Publicly Announced on or before the

Business Day prior to the date of this Announcement; or (v) in this Announcement;

“Financial Services Authority”	the Financial Services Authority of the United Kingdom;

“Forms of Proxy”	the forms of proxy for use at the Court Meeting and the General Meeting which will accompany the Scheme Document;

“FSMA”	the Financial Services and Markets Act 2000, as amended;

“Hermes”	Hermes Focus Asset Management Limited;

“General Meeting”	the general meeting (or any adjournment thereof) of Umeco to be convened in connection with the Scheme;

“Investec”	Investec Bank plc, joint financial adviser and sole corporate broker to Umeco;

“Listing Rules”	the rules and regulations made by the UKLA under FSMA and contained in the UKLA’s publication of the same name, as amended from time to time;

“London Stock Exchange”	London Stock Exchange plc;

“Long Stop Date”	the last date on which the Scheme is capable of becoming effective in accordance with its terms, being 12 October 2012 or such later date (if any) as Cytec and Umeco may, with the consent of the Panel, agree and (if required) the Court may allow;

“Offer Document”	should the Acquisition be implemented by means of a Takeover Offer, the document to be sent to Umeco Shareholders which will contain, inter alia, the terms and conditions of the Takeover Offer;

“Offer Period”	the offer period (as defined by the Code) relating to Umeco, which commenced on 12 April 2012;

“Offer Price”	550 pence per Scheme Share;

“Official List”	the Official List of the UK Listing Authority;

“Opening Position Disclosure”	has the same meaning as in Rule 8 of the Code;

“Orders”	the Scheme Court Order and the Reduction Court Order, and “Order” shall, where the context so requires, mean either of them;

“Overseas Shareholders”	Scheme Shareholders who are resident in, ordinarily resident in, or citizens of, jurisdictions outside of the United Kingdom;

“Panel”	the Panel on Takeovers and Mergers;

“Publicly Announced”	announced publicly and delivered by or on behalf of Umeco through a Regulatory Information Service prior to the date of this Announcement;

“Reduction Court Hearing”	the hearing by the Court to confirm the Capital Reduction;

“Reduction Court Order”	the order of the Court, to be granted at the Reduction Court Hearing, confirming the Capital Reduction;

“Reduction Record Time”	the date and time specified in the Scheme Document expected to be 6:00 p.m. on the Business Day immediately preceding the date of the Reduction Court Hearing;

“Registrar of Companies”	the Registrar of Companies in England and Wales;

“Regulations”	the Uncertificated Securities Regulations 2001 (SI 2001/3755), as amended from time to time;

“Regulatory Information Service”	a service approved by the London Stock Exchange for the distribution to the public of announcements and included within the list maintained on the London Stock Exchange’s website;

“Restricted Jurisdiction”	any jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if information concerning the Acquisition is sent or made available in that jurisdiction (in accordance with Rule 23.2 of the Code);

“Rothschild”	N M Rothschild & Sons Limited, joint financial adviser to Umeco;

“Scheme”	the proposed scheme of arrangement under Part 26 of the Companies Act to effect the Acquisition between Umeco and the Scheme Shareholders (the full terms of which will be set out in the Scheme Document), with or subject to any modification, addition or condition which Cytec and Umeco may agree, and if required, the Court may approve or impose;

“Scheme Court Hearing”	the hearing by the Court to sanction the Scheme;

“Scheme Court Order”	the order of the Court sanctioning the Scheme under Part 26 of the Companies Act 2006;

“Scheme Document”	the document to be addressed to Umeco Shareholders containing, among other things, the terms and conditions of the Scheme, certain information about Umeco, Cytec and Cytec Bidco, the notices convening the Shareholder Meetings, an explanatory statement in compliance with section 897 of the Companies Act 2006 band such other particulars as required by Part 26 of the Companies Act 2006;

“Scheme Shareholders”	holders of Scheme Shares, and “Scheme Shareholder” shall be construed accordingly;

“Scheme Shares”	the Umeco Shares:

(i) in issue at the date of the Scheme Document;

(ii) (if any) issued after the date of the Scheme Document and prior to the Voting Record Time; and

(iii) (if any) issued at or after the Voting Record Time and at or before the Reduction Record Time either on terms that the original or any subsequent holders thereof shall be bound by the Scheme and/or in respect of which the original or any subsequent holders thereof are, or shall have agreed in writing to be, bound by the Scheme, other than any Excluded Shares;

“Shareholder Meetings”	the Court Meeting and the General Meeting, and “Shareholder Meeting” shall be construed accordingly;

“Special Resolution”	the special resolution to be proposed at the General Meeting in connection with, inter alia, the approval of the Scheme;

“Statement of Capital”	the statement of capital (approved by the Court) showing, with respect to Umeco’s share capital, as altered by the Reduction Court Order, the information required by section 649 of the Companies Act 2006;

“Substantial Interest”	in relation to an undertaking, a direct or indirect interest of 10 per cent. or more of the total voting rights conferred by the equity share capital (as defined in Section 548 of the 2006 Act) of such undertaking;

“Takeover Offer”	as that phrase is defined in section 974 of the Companies Act 2006;

“Third Party”	means each of a central bank, government or governmental, quasi-governmental, supranational, statutory regulatory, environmental, administrative, fiscal or investigative body, court, trade agency, association, institution, environmental body, or any other body or person whatsoever in any jurisdiction;

“UK Listing Authority” or “UKLA”	the Financial Services Authority acting in its capacity as the competent authority for the purposes of Part IV of FSMA;

“Umeco”	Umeco plc, a public limited company incorporated in England and Wales with registered number 148635;

“Umeco Directors”	the directors of Umeco from time to time;

“Umeco Group”	Umeco and its subsidiaries and subsidiary undertakings;

“Umeco Share Schemes”	(i) the Umeco Chairman’s matching share award;

(ii) the Umeco plc 2010 Performance Share Plan;

(iii) the Umeco Manager’s Share Option Plan; and

(iv) the Umeco Sharesave Scheme;

“Umeco Shareholders”	the holders of Umeco Shares;

“Umeco Shares”	ordinary shares of 25 pence each in the capital of Umeco, including the Scheme Shares, and “Umeco Share” will be construed accordingly;

“United Kingdom” or “UK”	the United Kingdom of Great Britain and Northern Ireland;

“United States” or “US” or “USA”	the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia;

“US$”	US dollars, the lawful currency of the US;

“Voting Record Time”	the date and time specified in the Scheme Document by reference to which entitlements to vote at the Court Meeting will be determined, expected to be 6:00 p.m. on the day which is two days before the date of the Court Meeting or, if the Court Meeting is adjourned, 6:00 p.m. on the second day before the date of such adjourned meeting;

“Wider Cytec Group”	Cytec, its subsidiary undertakings, associated undertakings and any other undertakings in which that company and such undertakings (aggregating their interests) have a Substantial Interest;

“Wider Umeco Group”	Umeco, its subsidiary undertakings, associated undertakings and any other undertakings in which that company and such undertakings (aggregating their interests) have a Substantial Interest; and

“£” or “pounds sterling” or “pence”	pounds sterling or pence, the lawful currency of the UK.

In this Announcement, the expressions “subsidiary”, “subsidiary undertaking”, “associated undertaking” and “undertaking” have the meanings given by the Companies Act 2006.

In this Announcement, the references to the singular includes the plural and vice versa, unless the context otherwise requires.

References to times are to London time unless expressly stated otherwise.